WRITTEN ACTION IN LIEU OF A MEETING

OF

THE BOARD OF DIRECTORS

OF

ALLIANZ LIFE INSURANCE COMPANY OF NEW YORK

The undersigned, constituting all the members of the Board of Directors (the “Board”) of Allianz Life Insurance Company of New York, a New York corporation (the “Company”), acting pursuant to the relevant provisions of the New York statutes, hereby consent to the adoption of, and do hereby adopt, the following resolutions effective as of December 11, 2012:

SEC Filings

WHEREAS, the Company develops and sells insurance products (the “Products”) that must be registered with the United States Securities and Exchange Commission (the “SEC”) as securities under the Securities Act of 1933 (the “1933 Act”); and

WHEREAS, the Company proposes to register a new deferred annuity contract that offers both variable and index-linked investment choices to be called “Allianz Index Advantage”; and

WHEREAS, the product will be filed with the SEC on both Form N-4 and Form S-1  (the “Registration Statements”);

NOW, THEREFORE, BE IT RESOLVED, that the officers of the Company are hereby authorized to execute and file with the SEC, on behalf of the Company, any Registration Statements, any amendments to such Registration Statements, and any related required filings as shall be deemed necessary or appropriate, and all exhibits thereto and other documents in connection therewith, by means of the SEC’s electronic disclosure system known as EDGAR or otherwise.

RESOLVED FURTHER, that the name of any officer signing such Registration Statement and any amendments to such Registration Statement, or any related filings, on behalf of the Company, may be signed pursuant to a power of attorney, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith.

RESOLVED FURTHER, that the officers of the Company are hereby authorized and directed, on behalf of the Company, to take any and all actions deemed necessary, appropriate or desirable, in their judgment and discretion, to fully carry out the intent and to accomplish the purposes of the foregoing resolutions.

Separate Account

WHEREAS, in connection with the filing of the Registration Statements for the Allianz Index Advantage (the “New Product”), the Company proposes to issue new deferred annuity contracts with both variable and index-linked investment choices and, in connection therewith, may need to establish a new separate account in accordance with state insurance laws, with the reserves for such contracts being segregated in such separate accounts or in the general account of the Company in the manner specified in such accounts;

RESOLVED FURTHER, that the Company is hereby authorized to establish a new separate account in connection with the registration of the New Product.

RESOLVED FURTHER, that the officers of the Company are hereby authorized to designate such separate account and to invest such sums in any separate account established hereby as may be deemed necessary or appropriate to comply with the requirements of applicable laws.

/s/ Walter White

Walter R. White

/s/Giulio Terzariol

Giulio Terzariol

/s/ Michael Baney

Michael Baney

/s/ Thomas Burns

Thomas P. Burns

/s/Martha Clark Goss

Martha Clark Goss

/s/ Yvonne Franzese

Yvonne K. Franzese

          /s/ Stephen Herbert

           Stephen R. Herbert

            /s/ Marc Olson

           Marc B. Olson

           /s/ Gary Smith

          Gary A. Smith

           /s/ Steven Thiel

            Steven J. Thiel

          /s/ Eugene Wilkinson

          Eugene T. Wilkinson